                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Conrad Industries, Inc.
        ---------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


        ---------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No Fee Required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:


     -----------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:


     -----------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     -----------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:


     -----------------------------------------------------
     5)  Total Fee Paid:


     -----------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid
    previously.   Identify the previous filing by registration statement
    number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:


     -----------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:


     -----------------------------------------------------
     3)  Filing Party:


     -----------------------------------------------------
     4)  Date Filed:


     -----------------------------------------------------

                            CONRAD INDUSTRIES, INC.
                               1501 Front Street
                          Morgan City, Louisiana 70381

                                 April 17, 2002

TO OUR STOCKHOLDERS:

   You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Conrad Industries, Inc. to be held on Thursday, May 23, 2002 at 9:00 a.m., local time, at the Petroleum Club of Morgan City, 500 Roderick, Morgan City, Louisiana. A Notice of the Annual Meeting, proxy statement and form of proxy card are enclosed with this letter.

   We encourage you to read the Notice of the Annual Meeting and proxy statement so that you may be informed about the business to come before the meeting. Your participation in Conrad Industries' business is important, regardless of the number of shares that you hold. To ensure your representation at the meeting, please promptly sign and return the accompanying proxy card in the enclosed postage-paid envelope.

   We look forward to seeing you on May 23, 2002.

                                          Sincerely,

                                          /s/ Kenneth G. Myers, Jr.
                                          -------------------------------------
                                          Kenneth G. Myers, Jr.
                                          President and Chief Executive
                                          Officer

                            CONRAD INDUSTRIES, INC.
                               1501 Front Street
                          Morgan City, Louisiana 70381

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 23, 2002

To the Stockholders of Conrad Industries, Inc.:

   When and Where. The 2002 Annual Meeting of Stockholders of Conrad Industries, Inc. will be held on Thursday, May 23, 2002 at 9:00 a.m., local time, at the Petroleum Club of Morgan City, 500 Roderick, Morgan City, Louisiana.

   Record Date. Only stockholders of record at the close of business on April 9, 2002 will be entitled to notice of and to vote at the Annual Meeting.

   Purpose of the Meeting. The Annual Meeting has been called for the following purposes:

  . To elect two Class I directors of Conrad Industries, each to serve for three-year terms until the company's 2005 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

  .  To vote on a new stock plan; and

  . To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

   You will find more information on the nominees for director and the proposals in the proxy statement. You will find further instructions on how to vote beginning on page 2 of the proxy statement.

   Your Vote Counts! It is important that your shares be represented at the Annual Meeting regardless of whether you plan to attend. This will ensure the presence of a quorum at the meeting. Please complete, sign and date the enclosed proxy card and return it in the envelope provided as promptly as possible, even if you intend to be present at the meeting. You may revoke your proxy at any time before it is voted.

                                          By Order of the Board of Directors,

                                          /s/ Cecil A. Hernandez
                                          Cecil A. Hernandez
                                          Secretary

Morgan City, Louisiana
April 17, 2002

                            CONRAD INDUSTRIES, INC.
                               1501 Front Street
                          Morgan City, Louisiana 70381

                               ----------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 23, 2002

CONTENTS OF 2002 PROXY STATEMENT                                           Page
--------------------------------                                           ----

Voting Information........................................................   2

  General Instructions On How To Vote Your Proxy..........................   2
  Voting Rules............................................................   3

Proposals.................................................................   5

  Proposal Number 1: Election Of Directors................................   5
  Proposal Number 2: Approval Of The 2002 Stock Plan......................   6

Company Information.......................................................  12

  Information About The Current And Continuing Directors..................  12
  Directors' Meetings And Compensation....................................  13
  Board Committees And Their Functions....................................  13
  Report Of The Audit Committee...........................................  14
  Compensation And Stock Incentive Committees Interlocks And Insider
   Participation..........................................................  15
  Report Of The Compensation And Stock Incentive Committees...............  15
  Executive Compensation..................................................  18
  Performance Graph.......................................................  24
  Transactions With Certain Affiliates....................................  25
  Stock Ownership By Conrad Industries' Largest Stockholders And
   Management.............................................................  26
  Section 16(a) Beneficial Ownership Reporting Compliance.................  27
  Independent Auditors....................................................  27
  Stockholder Proposals For The 2003 Annual Meeting.......................  27
  Discretionary Voting Of Proxies On Other Matters........................  28
  2001 Form 10-K..........................................................  28

Annex A--Conrad Industries, Inc. 2002 Stock Plan.......................... A-1

  The principal executive offices of Conrad Industries are located at 1501 Front Street, Morgan City, Louisiana 70381. This proxy statement, and the accompanying Notice of 2002 Annual Meeting of Stockholders and proxy card, are first being mailed to our stockholders on or about April 17, 2002.

                               VOTING INFORMATION

GENERAL INSTRUCTIONS ON HOW TO VOTE YOUR PROXY

   Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions will differ depending on how your stock is held. It is important to follow the instructions that apply to your situation.

   If your shares are held in "street name," you should vote your shares in the method directed by your broker or other nominee.

   If you plan to attend the meeting and vote in person, your instructions will depend on how your shares are held:

  . Shares registered in your name--Check the appropriate box on the enclosed proxy card and bring evidence of your stock ownership with you to the meeting. The proxy card and the evidence of your ownership will serve as your authorization to vote in person.

  . Shares registered in the name of your broker or other nominee--Ask your broker to provide you with a broker's proxy card in your name (which will allow you to vote your shares in person at the meeting) and bring evidence of your stock ownership from your broker.

Remember that attendance at the meeting will be limited to stockholders as of the record date (or their authorized representatives) with evidence of their share ownership and guests of Conrad Industries.

   How to Revoke Your Proxy. If your shares are registered in your name, you may revoke your proxy at any time before it is exercised by:

  . filing with the Secretary of Conrad Industries a written notice revoking it;

  .  executing and returning another proxy bearing a later date; or

  . attending the Annual Meeting and so notifying the secretary of the meeting in writing prior to the voting of the proxy.

   If your shares are held in street name, you must contact your broker to revoke your proxy. Written notices to Conrad Industries must be addressed to Cecil A. Hernandez, Secretary, Conrad Industries, Inc., 1501 Front Street, P.
O. Box 790, Morgan City, Louisiana 70381. No revocation by written notice will be effective unless such notice has been received by the Secretary of Conrad Industries prior to the day of the Annual Meeting or by the secretary of the meeting at the Annual Meeting.

VOTING RULES

   Stockholders Entitled to Vote--The Record Date. The close of business on April 9, 2002 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting and any postponement(s) or adjournment(s) thereof. As of the record date, Conrad Industries had issued and outstanding 7,233,454 shares of common stock of Conrad Industries. There are no other classes of voting securities of Conrad Industries outstanding.

   Quorum Required. A quorum must exist for us to hold the Annual Meeting. For a quorum to exist, we will need the presence, either in person or by proxy, of holders of a majority of the outstanding shares of Conrad Industries' common stock as of the record date. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

   Number of Votes. You are entitled to one vote per share of Conrad Industries' common stock that you own as of the record date on each matter that is called to vote at the Annual Meeting.

   Voting to Elect Directors. When voting to elect directors, you have three options:

  .  Vote for both of the nominees;

  .  Vote for only one of the nominees; or

  .  Withhold authority to vote for both of the nominees.

   If a quorum is present at the Annual Meeting, the two nominees receiving the greatest number of votes will be elected to serve as directors. Because of this rule, any shares that are not voted or any votes that are withheld will not influence the outcome of the election of directors. Cumulative voting for the election of directors is not permitted.

   Voting on Other Matters. When voting on all other matters, you will also have three options, but these options are different from those pertaining to the election of directors:

  .  Vote "FOR" a given proposal;

  .  Vote "AGAINST" a given proposal; or

  .  ABSTAIN from voting on a given proposal.

   Each matter, other than the election of directors, shall be approved if the votes cast in favor of the matter exceed the votes cast against the matter. An abstention with respect to a particular proposal will be treated as a vote not cast with respect to such proposal. Broker non-votes will not affect the results on a proposal because shares held by brokers who withhold authority to vote will be considered absent in the voting tallies on these proposals.

   A duly executed proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any such other matters to be presented at the meeting.

   Voting of Proxies with Unmarked Votes. All proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. If you return your proxy with no votes marked, your shares will be voted as follows:

  .  "FOR" the election of both of the two nominees for director.

  .  "FOR" the approval of the 2002 Stock Plan.

   It is possible for a proxy to indicate that some of the shares represented are not being voted as to certain proposals. This occurs, for example, when a broker is not permitted to vote on a proposal without instructions from the beneficial owner of the stock. In these cases, non-voted (broker non-votes) shares are considered absent for those proposals.

   Who Counts the Votes. Votes will be counted by American Stock Transfer & Trust Company, our transfer agent and registrar.

   Information about this Solicitation of Proxies. The solicitation of the proxy accompanying this statement is being made by Conrad Industries' Board of Directors in connection with the 2002 Annual Meeting of Stockholders. In addition to the solicitation of proxies by use of this proxy statement, directors, officers and employees of Conrad Industries may solicit the return of proxies by mail, personal interview, telephone or telegraph. Directors, officers and employees of Conrad Industries will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to beneficial owners of such stock.

   All costs of preparing, printing, assembling and mailing the Notice of the 2002 Annual Meeting of Stockholders, this proxy statement, the enclosed form of proxy card and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by Conrad Industries.

                                   PROPOSALS

PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

   Conrad Industries' Charter divides or "classifies" its Board of Directors into three classes (Classes I, II and III) with respect to the three-year terms for which the directors in each class individually hold office. Each class consists, as nearly as possible, of one-third of the entire Board. Conrad Industries' Board of Directors currently has seven members. Each director is elected to hold office for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. The current term for Class I Directors will expire at this year's Annual Meeting. The terms of office of the current Class II and Class III Directors will expire at the annual meetings of stockholders to be held in 2003 and 2004, respectively.

   The Board of Directors has nominated and urges you to vote for the election of the two nominees identified below to serve as Class I directors for a three-year term or until their successors are duly elected and qualified. Each of the nominees listed below is a member of Conrad Industries' present Board of Directors. Proxies solicited hereby will be voted for both nominees unless stockholders specify otherwise in their proxies.

   If, at the time of or prior to the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

   The two nominees for re-election as Class I directors, and certain additional information with respect to each of them, are as follows:

                                                                                Year First
          Name           Age        Position with Conrad Industries          Became a Director
          ----           --- ----------------------------------------------  -----------------
Cecil A. Hernandez......  45 Vice President--Finance and Administration,           1998
                              Chief Financial Officer and Director (Class I)

Louis J. Michot, Jr.....  79 Director (Class I)                                    1998

   Cecil A. Hernandez joined Conrad Industries in January 1998. Mr. Hernandez has served as Vice President--Finance and Administration, Chief Financial Officer and Director of Conrad Industries since March 1998. Mr. Hernandez founded Hernandez & Blackwell CPAs in 1983 and served as its Managing Partner until December 1997. Hernandez & Blackwell CPAs merged with Darnall, Sikes & Frederick CPAs in 1996. Additionally, Mr. Hernandez provided accounting and consulting services for Conrad Industries as the outside Certified Public Accountant from 1993 until 1997. From 1982 to 1983, Mr. Hernandez served as Assistant Controller for Oceaneering International, a publicly traded diving company. Mr. Hernandez was employed at Deloitte Haskins & Sells, an international accounting firm, from 1979 to 1982.

   Louis J. Michot, Jr. has been a Director of Conrad Industries since the consummation of the initial public offering in June 1998. Mr. Michot is the Chairman of the Board of Michot Family, L.L.C., a family-owned holding company which deals principally in real estate sales, development and rentals. From 1952 to 1991, Mr. Michot served as its President and CEO, during which time he developed a chain of 45 fast food restaurants in Louisiana, Mississippi and Texas and became actively engaged in other business ventures. Mr. Michot was one of the organizers of the Bank of Lafayette and served on its Board of Directors from 1975 to 1980. He served in the Louisiana Legislature from 1960 to 1964, on the State Board of Education from 1968 to 1972 and as the State Superintendent of Education from 1972 to 1976. Mr. Michot's wife is a first cousin of J. Parker Conrad.

   The Board of Directors recommends that stockholders vote "FOR" the election of Messrs. Hernandez and Michot as directors to hold office until the 2005 Annual Meeting of Stockholders and until their successors are elected and qualified. Proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

PROPOSAL NUMBER 2: APPROVAL OF THE 2002 STOCK PLAN

General

   The Board of Directors believes that the growth of Conrad Industries depends upon the efforts of its officers, directors and key employees and that the Conrad Industries, Inc. 2002 Stock Plan (the "Plan") will provide an effective means of attracting and retaining qualified directors and key personnel while enhancing their long-term focus on maximizing stockholder value. The Plan has been adopted by the Board of Directors, subject to approval by the stockholders at the Annual Meeting. The primary features of the Plan are summarized below, and a full copy of the Plan is attached to this proxy statement as Annex A.

Purpose of the Proposal

   The Board of Directors believes that providing members of management and key personnel with a proprietary interest in the growth and performance of the company is crucial to stimulating individual performance while at the same time enhancing stockholder value. Currently, approximately 112,044 shares of common stock remain available for grant under Conrad Industries' 1998 Stock Plan. The Board believes that adoption of the new Plan is necessary to provide the company with the continued ability to attract, retain and motivate key personnel.

Terms of the Plan

   Administration of the Plan. The Plan will be administered by the Stock Incentive Committee of the Board or such other committee as the Board shall determine (the "Committee"). The Committee has authority to make awards under the Plan, to set the terms of the awards, to interpret the Plan, to establish rules and regulations for the Plan and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Subject to the limitations specified in the Plan, the Committee may delegate its authority to appropriate personnel of the company.

   Eligibility. Officers and key employees of the company (including officers who are also directors of the company) will be eligible to receive awards ("Incentives") under the Plan when designated as Plan participants. Conrad Industries currently has approximately 4 officers and 30 key employees eligible to receive Incentives under the Plan. Over the past several years, the company has granted awards to all of its officers, other than J. Parker Conrad and John
P. Conrad, Jr., and 25 of its key employees under its 1998 Stock Plan. The Plan also permits consultants and advisers to receive Incentives, although the Committee has no current intention to award Incentives to consultants or advisers. In addition, directors of the company who are not employees of Conrad Industries ("Outside Directors") will be automatically granted non-qualified stock options under the Plan on the day after each annual meeting of stockholders and when they join the Board, if other than at the time of an annual meeting of stockholders. There are currently three Outside Directors.

   Shares Issuable through the Plan. Subject to adjustment provisions described below, the maximum number of shares of common stock that may be issued under the Plan is the sum of:

  .  400,000 shares;

  . the number of shares remaining available for future awards under the 1998 Plan; and

  . the number of shares represented by awards granted under the 1998 Plan that expire or are forfeited or cancelled.

   If the Plan is approved by the stockholders at the Annual Meeting, no additional awards will be granted under the 1998 Stock Plan. On April 4, 2002, the closing sale price of a share of common stock, as reported on the Nasdaq National Market, was $5.00.

   Limitations and Adjustments to Shares Issuable through the Plan. Incentives relating to no more than 250,000 shares of common stock may be granted to a single participant in one calendar year.

   For purposes of determining the maximum number of shares of common stock available for delivery under the Plan, shares that are not delivered because the Incentive is forfeited, canceled or settled in cash and shares that are withheld to satisfy participants' applicable tax withholding obligations will not be deemed to have been delivered under the Plan. Also, if the exercise price of any stock option granted under the Plan or the applicable withholding tax obligation is satisfied by tendering shares, only the number of shares issued net of the shares tendered will be deemed delivered for purposes of determining the maximum number of shares of common stock available for delivery under the Plan. No more than 400,000 shares, however, may be delivered upon exercise of stock options intended to qualify as incentive stock options under
Section 422 of the Internal Revenue Code (the "Code"). Shares withheld to cover taxes or shares delivered in payment of the exercise price will not be credited against the 400,000 share limit applicable to incentive stock options. In addition, if the delivery of any shares earned under an Incentive is deferred for any reason, any additional shares attributable to dividends during the deferral period will be disregarded for purposes of counting the maximum number of shares of common stock that may be issued.

   Proportionate adjustments will be made to all of the share limitations provided in the Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the shares of common stock, and the terms of any Incentive will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

   Amendments to the Plan. The Board may amend or discontinue the Plan at any time. However, the stockholders must approve any amendment that would:

  . materially increase the benefits accruing to participants under the Plan;

  . increase the number of shares of common stock that may be issued under the Plan; or

  . materially expand the classes of persons eligible to participate in the Plan.

   No amendment or discontinuance of the Plan may materially impair any previously granted Incentive without the consent of the recipient.

   Types of Incentives. Incentives may be granted under the Plan in any one or a combination of the following forms:

  .  incentive stock options under Section 422 of the Code;

  .  non-qualified stock options;

  .  restricted stock; and

  .  other stock-based awards.

   Each type of Incentive is described below:

   Stock Options. The Committee may grant non-qualified stock options or incentive stock options to purchase shares of common stock. The Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of the shares of common stock on the date of grant. The term of an option will also be determined by the Committee, but may not exceed 10 years. The Committee may accelerate the exercisability of any stock option at any time. The Committee may also approve the purchase by the company of an unexercised stock option from the optionee by mutual agreement for the difference between the exercise price and the fair market value of the shares covered by the option.

   The option exercise price may be paid:

  .  in cash;

  .  by check;

  .  by delivery of shares of common stock, subject to certain limitations;

  . through a "cashless" exercise arrangement with a broker approved by the Company; or

  .  in any other manner authorized by the Committee.

   Incentive stock options will be subject to additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

   Restricted Stock. Shares of common stock may be granted by the Committee to an eligible participant and made subject to restrictions on sale, pledge or other transfer for a certain period (the "Restricted Period"). All shares of restricted stock will be subject to such restrictions as the Committee may provide in an agreement with the participant, including provisions obligating the participant to forfeit or resell the shares to the company in the event of termination of employment or if specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the Plan, a participant receiving restricted stock will have all of the rights of a stockholder as to such shares.

   Other Stock-Based Awards. The Plan also authorizes the Committee to grant participants awards of shares of common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of common stock ("other stock-based awards"). The Committee has discretion to determine the participants to whom other stock-based awards are to be made, the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements.

   Performance-Based Compensation under Section 162(m). Stock options granted in accordance with the terms of the Plan will qualify as performance-based compensation under Section 162(m) of the Code and will be deductible by the company for federal income tax purposes. Grants of restricted stock or other stock-based awards that the Company intends to qualify as performance-based compensation under Section 162(m) in order to be fully deductible must be made subject to the achievement of pre-established performance goals. The pre-established performance goals will be based upon any or a combination of the following business criteria: return on assets; an economic value added measure; stockholder return; earnings; earnings per share; earnings before deduction of interest, taxes, depreciation, amortization and non-cash compensation expense related to the issuance of stock and stock options to employees; profit margin; sales; stock price; return on equity, return on total capital; safety performance; reduction of expenses; or increase in cash flow of the company or a division or subsidiary. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals, or relative to levels attained in prior years.

   The Committee has authority to use different targets from time to time under the performance goals provided in the Plan. As a result, the regulations under
Section 162(m) require that the material terms of the performance goals be reapproved by the stockholders every five years. To qualify as performance-based compensation, grants of restricted stock and other stock-based awards will be required to satisfy the other applicable requirements of Section 162(m).

   Termination of Employment. If a participant ceases to provide services to Conrad Industries for any reason, including death, his outstanding Incentives may be exercised or will expire at such time or times as may be determined by the Committee and described in the incentive agreement.

   Change of Control. In the event of a change of control of the company, as defined in the Plan, all Incentives will become fully vested and exercisable, all restrictions or limitations on any Incentives will generally lapse and, unless otherwise provided in the incentive agreement, all performance criteria and other conditions relating to the payment of Incentives will generally be deemed to be achieved or waived. In addition to the foregoing, upon a change of control the Committee will have the authority to take a variety of actions regarding outstanding Incentives. Within certain time periods, the Committee may (1) require that all outstanding Incentives remain exercisable only for a limited time, after which time all such Incentives will terminate, (2) require the surrender to the company of some or all outstanding Incentives in exchange for a stock or cash payment for each Incentive equal in value to the change of control value of a share of common stock, calculated as described in the Plan, over the exercise price, (3) make any equitable adjustments to outstanding Incentives as the Committee deems necessary to reflect the corporate change or
(4) provide that an Incentive will become an option to purchase the number and class of securities or other property to which the participant would have been entitled in connection with the change of control if the participant had been a stockholder.

   Loans to Participants. In order to assist a participant in acquiring shares of common stock, the Committee may authorize the company to loan cash to the participant to cover the associated exercise price or the participant's tax liability. The terms of the loan will be determined by the Committee. The participant may not borrow an amount greater than the aggregate purchase price of the shares of common stock to be acquired pursuant to the Incentive plus the maximum tax liability.

   Transferability of Incentives. Under the Plan, participants may not transfer, pledge, assign or otherwise encumber their Incentives except:

  .  by will;

  .  by the laws of descent and distribution;

  .  pursuant to a domestic relations order; or

  . in the case of stock options only, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are the participant or immediate family members of the participant, if permitted by the Committee and if so provided in the participant's stock option agreement.

   Payment of Withholding Taxes. Conrad Industries may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. Any participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have the company withhold, from the shares the participant would otherwise receive, shares of common stock having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and is subject to the Committee's right of disapproval.

   Grants to Outside Directors. Beginning on the date of the Annual Meeting and continuing for as long as the Plan remains in effect and shares remain available for issuance thereunder, each Outside Director will be automatically granted a non-qualified stock option to purchase 1,000 shares of common stock on the day following each annual meeting of stockholders. An Outside Director who joins the Board other than at the time of an annual meeting will receive a non-qualified option to acquire 1,000 shares at the time of joining the Board. The size of the automatic option grants to Outside Directors provided in the Plan may be increased to up to 5,000 shares per grant in the discretion of the Committee.

   The options granted to Outside Directors are immediately exercisable and have a term of ten years. The per share exercise price will be equal to the fair market value of a share of common stock on the date of grant. If an Outside Director ceases to serve on the Board because of retirement from the Board on or after reaching age 65 or after completing five years of service, that director's options granted under the Plan must be exercised within five years following retirement. If an Outside Director's service terminates because of death or disability, that director's options granted under the Plan must be exercised within one year. If an Outside Director ceases to serve on the Board for any other reason, that director's options granted under the Plan must be exercised within three months.

Awards To Be Granted

   If the stockholders approve the Plan at the Annual Meeting, grants of awards to key employees, officers, consultants and advisors will be made in the future by the Committee as necessary to attract and retain key personnel.

   If the stockholders approve the Plan at the Annual Meeting, stock options will be granted on May 24, 2002, to the persons named and in the amounts set forth below.

                                                                         No. of
                                   Name                                  Options
                                   ----                                  -------
   Louis J. Michot, Jr.*................................................  1,000
   Michael J. Harris....................................................  1,000
   Richard E. Roberson, Jr..............................................  1,000
   All non-employee directors as a group................................  3,000

--------
* The referenced grant of options is contingent upon the director's re-election at the Annual Meeting.

   In addition, while the Plan is in effect and to the extent that shares remain available for issuance thereunder, Outside Directors will continue to receive options to purchase up to 5,000 shares under the Plan (with the actual number to be determined by the Committee) following each annual meeting of stockholders and upon joining the Board if other than at an annual meeting of stockholders.

Equity Compensation Plan Information

   The following table provides information about shares that may be issued upon the exercise of options, warrants and rights under all of the company's existing equity compensation plans as of December 31, 2001.

                                                                (c) Number of
                                                                 securities
                                                                  remaining
                                                                available for
                                  (a) Number of  (b) Weighted- future issuance
                                  securities to     average      under plan
                                    be issued      exercise      (excluding
                                  upon exercise    price of      securities
                                  of outstanding  outstanding   reflected in
          Plan Category              options        options      column (a))
          -------------           -------------- ------------- ---------------
Equity compensation plans
 approved by security holders....    241,742         $6.12         112,044
Equity compensation plans not
 approved by security holders....          0         $   0               0

Federal Income Tax Consequences of Stock Options

   Under existing federal income tax provisions, a participant who is granted a stock option normally will not realize any income, nor will Conrad Industries normally receive any deduction for federal income tax purposes, in the year the option is granted.

   When a non-qualified stock option is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares of common stock acquired and the aggregate fair market value of the shares of common stock acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, the company will be entitled to a deduction in the year the option is exercised equal to the income realized by the participant.

   An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by
Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the "Holding Periods"). An employee disposing of such shares before the expiration of the Holding Periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares of common stock received upon exercise before the expiration of the Holding Periods.

   If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the Holding Period of the previously owned shares carries over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable Holding Period, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable Holding Period has been met on the date of exercise, there will be no income recognition and the basis and the Holding Period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new Holding Period and have a zero basis.

   If, upon a change in control of the company, the exercisability or vesting of an Incentive is accelerated, any excess on the date of the change in control of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares, if any, may be characterized as "parachute payments" (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "base amount" for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in control. An "excess parachute payment," with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person's base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and the company will be denied any deduction with respect to the excess parachute payment.

   The Board of Directors recommends that stockholders vote "FOR" the approval of the 2002 Stock Plan. Proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

                              COMPANY INFORMATION

INFORMATION ABOUT THE CURRENT AND CONTINUING DIRECTORS

                                                                               Year First
                                                                                 Became
          Name           Age                     Position                      a Director
          ----           ---                     --------                      ----------
J. Parker Conrad........  86 Co-Chairman of the Board of Directors (Class III)    1998
John P. Conrad, Jr......  59 Co-Chairman of the Board of Directors (Class III)    1998
Kenneth G. Myers, Jr....  44 President, Chief Executive Officer and Director      2001
                             (Class II)
Cecil A. Hernandez......  45 Vice President-Finance and Administration,           1998
                             Chief Financial Officer and Director (Class I)
Michael J. Harris.......  52 Director (Class II)                                  1998
Louis J. Michot, Jr.....  79 Director (Class I)                                   1998
Richard E. Roberson,      66 Director (Class III)                                 1998
 Jr. ...................

   Information regarding the business experience of Messrs. Hernandez and Michot is set forth above under the heading "Nominees for Director."

   J. Parker Conrad founded Conrad Industries and has served as Chairman of the Board of Conrad Industries from its inception in 1948 and as President of Conrad Industries from 1948 until 1994. Mr. Conrad has served as Co-Chairman of the Board of Conrad Industries since March 1998. Mr. Conrad is the father of John P. Conrad, Jr.

   John P. Conrad, Jr. has been with Conrad Industries since 1962, serving as Vice President of Conrad Industries since 1982 and as Co-Chairman of the Board of Conrad Industries since March 1998. Mr. Conrad founded Johnny's Propeller Shop, a marine-related service company, in 1963 and is Chairman of the Board and Chief Executive Officer of this company. Mr. Conrad is also the Chairman and Chief Executive Officer of Bay Star Communications, a Houston-based paging company which Mr. Conrad founded in 1986.

   Kenneth G. Myers, Jr. became President and Chief Executive Officer of Conrad Industries in August 2001. Mr. Myers served as Vice President of Northrop Grumman's Avondale Operation in charge of the United States Navy's newest shipbuilding program, the LPD, from October 1999 to August 2001. From December 1996 until October 1999, Mr. Myers served as Vice President and Chief Information Officer of Northrop Grumman's Avondale Operation. Prior to that time, Mr. Myers served in various management positions with Avondale starting in 1980. Mr. Myers holds degrees in Accounting and Business Administration and is also a Certified Public Accountant.

   Michael J. Harris has been a Director of Conrad Industries since the consummation of the initial public offering in June 1998. Mr. Harris is a Managing Director of Morgan Keegan & Company, Inc., where he has been employed since 1986. Morgan Keegan & Company, Inc., a subsidiary of Regions Financial Corporation, provides securities brokerage, investment banking and other financial services. Mr. Harris has headed the Energy Investment Banking Group of Morgan Keegan since 1994 and prior to 1994 was the senior energy securities analyst.

   Richard E. Roberson, Jr. has been a Director of Conrad Industries since the consummation of the initial public offering in June 1998. Mr. Roberson served as Vice President, Chief Financial Officer, Treasurer and director of Global Industries, Ltd. from December 1992 to June 1996, when he retired. From March 1986 until September 1991, Mr. Roberson served as Vice President-Finance for Ocean Drilling & Exploration Company. Additionally, Mr. Roberson served as a director of UNIFAB International, Inc. from September 1997 to August 1998. Mr. Roberson has over 30 years of experience in the oil and gas and oil service industry, including over 20 years as an accounting and financial officer.

DIRECTORS' MEETINGS AND COMPENSATION

   During 2001, the Board of Directors met 11 times. During 2001, no director of Conrad Industries attended fewer than 75 percent of the aggregate number of meetings of the Board of Directors and committees of the Board on which he served during the period for which he has been a director.

   Conrad Industries' directors who are employees do not receive any cash compensation for service on the Board of Directors or any committee. The directors are, however, reimbursed for expenses incurred in connection with attending each board and committee meeting, and for other expenses incurred in their capacity as directors. Directors who are not employees of Conrad Industries receive a fee of $12,000 annually, $1,000 for attendance at each Board of Directors meeting and $500 for each committee meeting attended (unless held on the same day as the Board of Directors meeting). Under the 1998 Stock Plan, each non-employee director receives (1) a grant of options to purchase 1,000 shares of Conrad Industries' common stock upon his initial election to the Board and (2) an annual grant of options to purchase 1,000 shares of Conrad Industries' common stock, in each case at the closing sales price of the common stock on the date of grant.

BOARD COMMITTEES AND THEIR FUNCTIONS

   Conrad Industries' Board of Directors has an Audit Committee, a Compensation Committee, and a Stock Incentive Committee, but does not have a Nominating Committee.

   The Audit Committee's functions are described in its charter and include:

  . overseeing the performance and reviewing the scope of the audit function of the company's independent auditors;

  .  reviewing audit plans and procedures;

  .  reviewing the use of independent auditors for non-audit services;

  . reviewing the prohibition on the use of corporate funds or assets for improper purposes;

  . reviewing the accounting principles applied in financial reporting and the adequacy of financial and operational controls; and

  . preparing the Report of the Audit Committee for inclusion in the company's annual proxy statement.

   In addition, the Audit Committee makes annual recommendations to the Board of Directors for the appointment of independent public accountants for the ensuing year. Messrs. Roberson (Chairperson), Harris and Michot served as the members of the Audit Committee during 2001. The Audit Committee met four times during 2001.

   The Compensation Committee's functions include:

  . reviewing salaries and other compensation of officers and key employees on an annual basis or whenever it is requested by the Board of Directors or the Chief Executive Officer;

  . preparing the Report of the Compensation Committee and submitting recommendations to the Board of Directors regarding salaries and compensation;

  . selecting officers and key employees for participation in incentive compensation plans other than stock-based plans and establishing performance goals for those officers and key employees;

  . reviewing and monitoring benefits under all employee plans of the company and reporting, if the Compensation Committee deems it appropriate, to the full Board of Directors; and

  . considering and making recommendations to the Board of Directors from time to time with respect to the management organization of the company, including recommending the election and appointment of officers of the company and reviewing plans providing for the orderly succession of the officers of the company.

   Messrs. Harris (Chairperson), Roberson and Michot served as members of the Compensation Committee during 2001. The Compensation Committee met six times during 2001.

   The Stock Incentive Committee administers the company's stock-based incentive compensation plans and grants awards pursuant to these plans. Messrs. Michot (Chairperson) and Roberson served as the members of the Stock Incentive Committee during 2001. The Stock Incentive Committee met three times during 2001.

REPORT OF THE AUDIT COMMITTEE

   The Audit Committee of Conrad Industries, Inc. is composed of three directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Richard E. Roberson, Jr., Michael J. Harris and Louis J. Michot, Jr. All members of the Audit Committee are independent, as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

   The Audit Committee performs the functions described under the heading "Board Committees and their Functions" and in its charter. A copy of the charter was provided with the 2001 proxy statement.

   The Audit Committee reviews Conrad Industries' financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

   In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Conrad Industries' audited consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from Conrad Industries and its management, including the matters in the written disclosures provided by the independent auditors to the Audit Committee as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

   The Audit Committee has discussed with the independent auditors the overall scope and plans for the audit. The Audit Committee has met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Conrad Industries' internal controls and the overall quality of Conrad Industries' financial reporting.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in Conrad Industries' Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. In addition, the Audit Committee recommended to the Board, and the Board has approved, the retention of Deloitte & Touche LLP as Conrad Industries' independent auditors for fiscal year 2002.

   Audit and Review Fees: Aggregate fees and costs billed to Conrad Industries by its independent auditors, Deloitte & Touche LLP, for professional services rendered for the audit of the financial statements for the fiscal year ended December 31, 2001 and for reviewing the financial statements included in Conrad Industries' Forms 10-Q for the fiscal year ended December 31, 2001 were $110,450.

   Financial Information Systems Design and Implementation Fees: Deloitte Consulting, an affiliate of Deloitte & Touche LLP, billed Conrad Industries $289,377 for financial information systems implementation services rendered in 2001. Deloitte & Touche LLP has recently announced its intent to separate Deloitte Consulting from the firm.

   All Other Fees: For the fiscal year ended December 31, 2001, the independent auditors billed Conrad Industries for professional services rendered other than audit and review services and financial information systems design and implementation services, as follows:

  . $20,300 for the preparation of Conrad Industries' federal and state tax returns and other tax consulting matters; and

  . $28,325 for audit-related services, including an audit of Conrad Industries' 401(k) retirement savings plan and accounting consultations.

   The Audit Committee has determined that the provision of services covered by the two preceding paragraphs is compatible with maintaining the independent auditors' independence from Conrad Industries and its management.

   The foregoing report is given by the following members of the Audit
Committee:

                            Richard E. Roberson, Jr.
                               Michael J. Harris
                              Louis J. Michot, Jr.

COMPENSATION AND STOCK INCENTIVE COMMITTEES INTERLOCKS AND INSIDER
PARTICIPATION

   During the last fiscal year, Michael J. Harris, Richard E. Roberson, Jr. and Louis Michot, Jr. served on the Compensation Committee and Messrs. Michot and Roberson served on the Stock Incentive Committee. No member served as an officer or employee of Conrad Industries or any of its subsidiaries prior to or while serving on the Compensation or Stock Incentive Committees. None of our executive officers served during the last fiscal year on the board of directors or on the compensation committee of another entity, one of whose executive officers served on our Board of Directors or on our Compensation or Stock Incentive Committees. Mr. Harris is a Managing Director of Morgan Keegan & Company, Inc. Morgan Keegan was the lead managing underwriter of Conrad Industries' initial public offering completed in June 1998, and has provided and may in the future provide financial advisory services to Conrad Industries.

REPORT OF THE COMPENSATION AND STOCK INCENTIVE COMMITTEES

   The Compensation Committee consists of Michael J. Harris, Louis Michot, Jr. and Richard E. Roberson, Jr., none of whom are officers or employees of Conrad Industries. The Stock Incentive Committee consists of Messrs. Michot and Roberson. The Compensation Committee is responsible for evaluating the performance of management and determining salaries and bonuses for certain executive officers and key employees of Conrad Industries. The Stock Incentive Committee is responsible for administering and making grants under Conrad Industries' 1998 Stock Plan. The Committees have furnished the following report on executive compensation for 2001:

   Under the supervision of the Compensation and Stock Incentive Committees, Conrad Industries has developed a compensation policy which is designated to attract and retain talented executives and employees responsible for the success of Conrad Industries and to motivate management to enhance long-term stockholder value. The annual compensation package for executive officers primarily consists of:

  . a cash salary which reflects the responsibilities relating to the position and individual performance;

  . variable performance awards payable in cash or stock and tied to the individual's or the company's achievement of certain goals or milestones; and

  . long-term stock based incentive awards which strengthen the mutuality of interests between the executive officers and key employees and the company's stockholders.

   In determining the level and composition of compensation of each of Conrad Industries' executive officers, including its Chief Executive Officer, the Committees take into account various qualitative and quantitative indicators of corporate and individual performance. Although no specific target has been established, the Committees may review compensation of comparable peer group companies. In setting compensation, the Committees consider the peer group to be certain companies in the shipbuilding and marine construction industries with market capitalizations similar to that of Conrad Industries. Consequently, in evaluating the performance of management, including that of the Chief Executive Officer, the Committees take into consideration such factors as the company's financial results and operating performance in comparison with those of other companies in the industry. In addition, the Committees recognize performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects, demonstrated leadership ability and contributions to the industry and community development.

   Base compensation for executive officers, including the Chief Executive Officer, is generally established through negotiation between Conrad Industries and the executive officer at the time the executive is hired, and then subsequently adjusted when such officer's base compensation is subject to review or reconsideration. In 1998, Conrad Industries entered into employment agreements with J. Parker Conrad, John P. Conrad, Jr. and Cecil A. Hernandez. The agreements provided for employment through March 31, 2001 and were extended in 2001 for an additional year. The agreements provided for annual base salaries of $220,500, $200,000 and $150,000, respectively. The executives and the Compensation Committee are in the process of discussing the terms of new or amended employment agreements. In August 2001, Conrad Industries entered into an employment agreement with Kenneth G. Myers, Jr. providing for his employment as President and Chief Executive Officer at an annual base salary of $230,000. These employment agreements provide that the base salaries of the executive officers may be increased by the Board of Directors. (See "Agreements and Transactions with Directors and Executive Officers--Employment and Non-Competition Agreements" under Executive Compensation for more details.)

   When establishing or reviewing base compensation levels for each executive officer, the Compensation Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to Conrad Industries, strategic goals for which the executive has responsibility, compensation levels of comparable companies, and annual performance of the individual. No pre-determined weights are given to any one of such factors. There was no increase in the base salaries of such executive officers for the 2001 fiscal year.

   In addition to each executive officer's base compensation, the Compensation Committee may award cash bonuses under an annual incentive plan to chosen executive officers depending on the extent to which certain performance goals are achieved. Conrad Industries' annual incentive plan for fiscal year 2001 is described below under the heading "Executive Compensation--Annual Incentive Plan." For fiscal year 2001, the Compensation Committee awarded cash bonuses of $116,100 to Mr. Conrad, $105,300 to Mr. Conrad, Jr., $41,900 to Mr. Myers, and $79,000 to Mr. Hernandez. The bonuses were based on the company's EBITDA performance (defined as operating income before depreciation, amortization and non-cash compensation expenses related to issuance of stock and stock options to employees) and upon the executive officers' relative salaries.

   All employees of Conrad Industries, including its executive officers, are eligible to receive long-term stock based incentive awards under Conrad Industries' 1998 Stock Plan as a means of providing such individuals with a continuing proprietary interest in Conrad Industries. Such grants further the mutuality of interest between Conrad Industries' employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. Conrad Industries' 1998 Stock Plan enhances the company's ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted to an executive officer of Conrad Industries include:

  . the executive's position in Conrad Industries and his performance and responsibilities;

  . the amount of stock options and restricted stock, if any, currently held by the officer;

  .  the vesting schedules of any such options and restricted stock; and

  .  the executive officer's other compensation.

   While the Stock Incentive Committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as options or restricted stock, the Committee will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying the vesting dates to particular corporate or personal milestones. In August 2001, the Stock Incentive Committee granted Mr. Myers 5,000 restricted shares of the company's common stock, vesting on the first anniversary of his start date, and options to purchase 50,000 shares of the company's common stock at the market price on his start date, vesting over a three-year period, in connection with his employment agreement. Except for Mr. Myers, no options were granted to executive officers during fiscal year 2001.

   In 1998, Conrad Industries entered into an employment agreement with William
H. Hidalgo providing for his employment as President and Chief Executive Officer at an annual base salary of $195,290. In August 2001, the company and Mr. Hidalgo entered into a transition agreement and terminated his employment agreement. The transition agreement provided that he would remain employed as President and Chief Executive Officer through August 26, 2001 and as Special Advisor to the new Chief Executive Officer through October 31, 2001.

   In consideration of past services, assistance with an orderly transition, surrender of his stock options to purchase 285,957 shares of the company's common stock, execution of the transition agreement (including a one-year non-competition covenant) and severance, Mr. Hidalgo was granted 132,820 shares of the company's common stock and, on February 28, 2002, received a severance payment of $195,290 and a bonus of $622,500. The company also cancelled his $233,327 promissory note and related accrued interest payable to the company.

   In addition, in consideration of Cecil A. Hernandez's surrender of his stock options to purchase 114,043 shares of the company's common stock and past services, Mr. Hernandez was granted 44,261 shares of the company's common stock and, on February 28, 2002, was paid a cash bonus of $248,000. The company also cancelled his $139,277 promissory note and related accrued interest payable to the company. See "Agreements and Transactions with Directors and Executive Officers--Transition Agreement with William H. Hidalgo; Transactions with Cecil
A. Hernandez" under Executive Compensation for more details regarding the company's agreements with Messrs. Hidalgo and Hernandez.

   Members of the Compensation Committee:

                               Michael J. Harris
                              Louis J. Michot, Jr.
                            Richard E. Roberson, Jr.

   Members of the Stock Incentive Committee:

                              Louis J. Michot, Jr.
                            Richard E. Roberson, Jr.

EXECUTIVE COMPENSATION

Executive Officers

   Set forth below is certain information concerning the executive officers of Conrad Industries, including the business experience of each during the past five years.

                Name              Age Position with Conrad Industries
                ----              --- -------------------------------
   J. Parker Conrad..............  86 Co-Chairman of the Board
   John P. Conrad, Jr............  59 Co-Chairman of the Board
   Kenneth G. Myers, Jr..........  44 President and Chief Executive Officer
   Cecil A. Hernandez............  45 Vice President-Finance and Administration,
                                      Chief Financial Officer

   Information regarding the business experience of Messrs. Conrad, Conrad, Jr., Myers and Hernandez is set forth above under the headings "Nominees for Directors" and "Information about Current and Continuing Directors."

Compensation of Executive Officers

   Summary Compensation Table

   The following table provides certain summary information concerning compensation paid or accrued during the last three fiscal years to Conrad Industries' Chief Executive Officer and to each of the other executive officers of the company. Additional information with respect to each of the named executive officer's compensation is described below the table. For fiscal years 1999, 2000 and 2001, none of the executive officers received perquisites, the value of which exceeded the lesser of $50,000 or 10% of the salary of such executive officer.

                          Annual Compensation   Long-Term Compensation
                         ---------------------- ------------------------
                                                Restricted   Securities
   Name and Principal                             Stock      Underlying   All Other
        Position         Year  Salary   Bonus     Awards     Options (#) Compensation
   ------------------    ---- -------- -------- ----------   ----------- ------------
J. Parker Conrad........ 2001 $220,500 $116,100       --           --             --
 Co-Chairman of the
  Board                  2000  220,500   82,356       --           --             --
                         1999  220,500       --       --           --             --

John P. Conrad, Jr...... 2001  200,000  105,300       --           --             --
 Co-Chairman of the
  Board                  2000  200,000   74,700       --           --             --
                         1999  200,000       --       --           --             --

Kenneth G. Myers,
 Jr.(1)................. 2001   79,615   41,900  $32,000(2)    50,000             --
 President and Chief
 Executive Officer

William H. Hidalgo(1)... 2001  159,748       --       --           --     $1,957,138(3)
 Former President and
  Chief                  2000  195,290   73,007       --           --          2,625
 Executive Officer       1999  195,290       --       (4)      35,957          2,232

Cecil A. Hernandez...... 2001  150,000   79,000       --           --        698,814(5)
 Vice President--Finance
  and                    2000  150,000   56,025       --           --          1,125
 Administration and      1999  150,000       --       (4)          --          2,232
 Chief
 Financial Officer

--------
(1) In August 2001, Mr. Hidalgo resigned as, and Mr. Myers was subsequently employed as, Conrad Industries' President and Chief Executive Officer.

(2) Represents 5,000 shares of restricted common stock multiplied by the closing market price on the date of grant. Based on the closing market price of the common stock at December 31, 2001, these shares are valued at $25,750. The shares will vest on the anniversary of Mr. Myers' start date, August 27, 2002, as long as Mr. Myers remains employed by the company, and automatically vest upon a change of control, death or disability, or termination without "Cause" or for "Good Reason," as defined in Mr. Myers' employment agreement. Mr. Myers is entitled to receive any dividends paid on the restricted stock, subject to the same restrictions as such stock.
(3) Consists of $2,625 paid by Conrad Industries under the company's 401(k) plan for the benefit of Mr. Hidalgo and the following items relating to the transition agreement between the company and Mr. Hidalgo entered into in August 2001: (a) $195,290 severance payment; (b) 132,820 shares of the company's common stock granted to Mr. Hildago with a fair market value of $820,828 on the grant date; (c) a bonus of $622,500 paid in February 2002;
    (d) $284,403 representing the aggregate principal and accrued interest of a promissory note payable to the company which was cancelled; (e) imputed interest in the amount of $9,411 on a non-interest bearing note payable to the company which was paid in full in February 2002; (f) the premium above market value in the amount of $4,081 received by Mr. Hidalgo in connection with his sale of Conrad Industries common stock to the company in August 2001; and (g) $18,000 representing the estimated fair market value of the company automobile transferred to Mr. Hidalgo in October 2001. See "Agreements and Transactions with Directors and Executive Officers-- Transition Agreement with William H. Hidalgo; Transactions with Cecil A. Hernandez" under Executive Compensation for more details.
(4) Prior to the initial public offering of Conrad Industries in June 1998, Messrs. Hidalgo and Hernandez were issued 385,695 and 153,819 shares of restricted common stock of Conrad Industries, respectively. Subsequently, 176,777 and 70,500 shares of such restricted stock were surrendered by such executive officers, respectively. The remaining shares were valued at $401,123 and $159,972, respectively, at the time of grant. All such shares are fully vested.
(5) Consists of $2,113 paid by Conrad Industries under the company's 401(k) plan for the benefit of Mr. Hernandez and the following items relating to the agreement between the company and Mr. Hernandez entered into in August 2001: (a) 44,261 shares of the company's common stock granted to Mr. Hernandez with a fair market value of $273,533 on the grant date; (b) a bonus of $248,000 paid in February 2002; (c) $169,766 representing the aggregate principal and accrued interest of a promissory note payable to the company which was cancelled; (d) imputed interest in the amount of $3,775 on a non-interest bearing note payable to the company which was paid in full in February 2002; and (e) the premium above market value in the amount of $1,627 received by Mr. Hernandez in connection with his sale of Conrad Industries common stock to the company in August 2001. See "Agreements and Transactions with Directors and Executive Officers-- Transition Agreement with William H. Hidalgo; Transactions with Cecil A. Hernandez" under Executive Compensation for more details.

   Option Grants During 2001

   The following table provides certain information with respect to options granted to Mr. Myers, the Chief Executive Officer, during the fiscal year ended December 31, 2001 under the company's 1998 Stock Plan. No options were granted to the company's other executive officers during fiscal year 2001. The options granted to Mr. Myers will vest in equal one-third increments on the first, second and third anniversaries of Mr. Myers' start date. In the event of a change in control of the company, Mr. Myers' options will automatically become fully vested.

                                                                                Potential
                                                                            Realizable Value
                                                                               at Assumed
                                                                              Annual Rates
                                                                             of Stock Price
                                                                            Appreciation for
                                         Individual Grants                     Option Term
                         -------------------------------------------------- -----------------
                          Number of   Percent of
                         Securities  Total Options Exercise
                         Underlying   Granted to    Price
                           Options   Employees in    per
          Name           Granted (#)  Fiscal Year   Share   Expiration Date    5%       0%
          ----           ----------- ------------- -------- --------------- -------- --------
Kenneth G. Myers, Jr....   50,000         100%      $6.40   August 27, 2011 $201,000 $510,000


   Fiscal Year-End Option Values

   The following table sets forth certain information regarding the number of shares of common stock underlying unexercised options held by Mr. Myers, the only Named Executive Officer who held stock options as of December 31, 2001. The options granted to Mr. Myers will vest in equal one-third increments on the first, second and third anniversaries of Mr. Myers' start date. In the event of a change in control of the company, Mr. Myers' options will automatically become fully vested.

   None of the Named Executive Officers exercised stock options during the year ended December 31, 2001. None of the options held by Mr. Myers were "in the money" as of December 31, 2001. A stock option is "in-the-money" if the market price of the company's common stock exceeds the exercise price of the stock option. The exercise price of each of Mr. Myers' options is $6.40 and the closing sales price of the company's common stock on December 31, 2001, as reported by the Nasdaq Stock Market, was $5.15 per share.

                               2001 Option Values

                               Number of Securities
                              Underlying Unexercised     Value of Unexercised
                              Options at Fiscal Year-   In-the-Money Options at
                                        End                 Fiscal Year End
                             ------------------------- -------------------------
                             Exercisable Unexercisable Exercisable Unexercisable
                             ----------- ------------- ----------- -------------
Kenneth G. Myers, Jr........      --        50,000          --           --

Stock Plan

   The Conrad Industries, Inc. 1998 Stock Plan was adopted by the Board of Directors of the company and approved by the company's stockholders in March 1998. In May 1999, an amendment to the 1998 Stock Plan was adopted by the company's Board of Directors and approved by the company's stockholders. The 1998 Stock Plan, as amended, permits the granting of any or all of the following types of awards ("Awards"): stock appreciation rights, stock options, restricted stock, dividend equivalents, performance units, automatic director options, phantom shares, limited stock appreciation rights ("LSARs"), bonus stock and cash tax rights. All officers and employees of, and any consultants to, the company or any affiliate of the company are eligible for participation in all Awards under the 1998 Stock Plan other than director options. Each non-employee director of the company is entitled to receive (1) a grant of options to purchase 1,000 shares of Conrad Industries' common stock upon his initial election to the Board and (2) an annual grant of options to purchase 1,000 shares of Conrad Industries' common stock, in each case at the closing sale price of the common stock on the date of grant.

   An aggregate of 950,000 shares of common stock have been authorized and reserved for issuance pursuant to the amended 1998 Stock Plan. As of the date of this Proxy Statement, options to purchase an aggregate of 677,875 shares of common stock have been granted under the 1998 Stock Plan, and 422,000 of these options have been forfeited or cancelled. In addition, 5,000 shares of restricted stock have been granted, of which no shares have been forfeited or cancelled, and 177,081 bonus shares have also been granted. The 1998 Stock Plan is administered by the Stock Incentive Committee of the company's Board of Directors. The Stock Incentive Committee selects the participants who will receive Awards, determines the type and terms of Awards to be granted and interprets and administers the 1998 Stock Plan. No Awards may be granted under the 1998 Stock Plan after March 31, 2008.

401(k) Plan

   Conrad Industries maintains a retirement savings plan in which eligible employees of Conrad Industries may elect to participate. The plan is an individual account plan providing for deferred compensation as described in
Section 401(k) of the Code and is subject to, and intended to comply with, the Employee Retirement Income Security Act of 1974. Each eligible employee is permitted to defer receipt of up to 15% of his annual salary up to the applicable statutory maximum prescribed in the Code. Conrad Industries may, in its discretion, match employee deferrals in cash. Conrad Industries currently has elected to match $0.25 for each $1.00 of employee deferral. The amounts held under the 401(k) Plan are invested among various investment funds maintained under the 401(k) Plan in accordance with the directions of each participant. Salary deferral contributions under the 401(k) Plan are 100% vested. Matching contributions vest at 20% per year commencing with the second year of service. Participants or their beneficiaries are entitled to payment of vested benefits upon termination of employment. Conrad Industries made contributions of approximately $128,321 under the 401(k) plan in 2001.

Annual Incentive Plan

   Conrad Industries has established an annual incentive plan under which key employees will be awarded cash payments based upon the achievement of certain performance goals. The Board of Directors will determine the performance goals, the actual amount of the bonus pool, and the key employees who would be recipients of any such cash bonuses and the individual amount of the cash bonus for each such key employee. Generally, the Board intends that the aggregate amount of the awards will be no greater than approximately five percent of the company's EBITDA (defined as operating income before depreciation, amortization and non-cash compensation expenses related to issuance of stock and stock options to employees).

Agreements and Transactions with Directors and Executive Officers

   Employment and Non-Competition Agreements

   In 1998, Conrad Industries entered into employment and non-competition agreements with each of J. Parker Conrad, John P. Conrad, Jr. and Cecil A. Hernandez. In addition, the company entered into an employment and non-competition agreement with Kenneth G. Myers, Jr. in August 2001 providing for his employment as the company's President and Chief Executive Officer.

   The agreements with Messrs. Conrad, Conrad, Jr. and Hernandez provided for employment through March 31, 2002 and for annual extensions thereafter, subject to the parties' mutual agreement. The executives and the Compensation Committee are in the process of discussing the terms of new or amended employment agreements. The agreement with Mr. Myers provides for employment through December 31, 2004 and for annual extensions thereafter, subject to the parties' mutual agreement. The following discussion describes the terms of the employment agreements of Mr. Conrad, Mr. Conrad, Jr. and Mr. Hernandez as in effect through March 31, 2002, and the employment agreement of Mr. Myers as currently in effect.

   The agreements provide that the company will pay a base salary of $220,500 to Mr. Conrad, $200,000 to Mr. Conrad, Jr., $230,000 to Mr. Myers and $150,000 to Mr. Hernandez. These base salaries may be increased by the Board of Directors. Pursuant to his agreement, Mr. Myers was granted 5,000 restricted shares of the company's common stock, which will vest on the first anniversary of his start date, and options to purchase 50,000 shares of the company's common stock, which will vest over a three-year period. In addition, the agreement entitles Mr. Myers to a monthly automobile allowance of $650, automobile insurance, and reimbursement for fuel and maintenance expenses. The agreements also provide that each executive will be reimbursed for out-of-pocket business expenses and that each executive is eligible to participate in all benefit plans and programs as are maintained from time to time by the company.

   The agreements prohibit the executives from competing with the company during the term of their employment and for a period of two years, in the case of Messrs. Conrad, Conrad, Jr. and Hernandez, and one year, in the case of Mr. Myers, after the termination of their employment. The agreements also prohibit the executives from disclosing the company's confidential information and trade secrets.

   Each agreement is terminable by the company for "cause" upon ten days' written notice to the executive, and without "cause" by the company upon the approval of a majority of the Board of Directors. The agreements may also be terminated by the executive for "good reason" and, in the case of Messrs. Conrad, Conrad, Jr. and Hernandez, may be terminated by the executive for any reason upon 30 days written notice to the company.

   In the event Messrs. Conrad, Conrad, Jr. or Hernandez's employment is terminated by the company without "cause" or is terminated by the executive for "good reason," such executive shall be entitled to receive a lump sum payment equal to his base salary for one year at the rate then in effect. In addition, the time period during which such executive will be restricted from competing with the company will be shortened from two years to one year. In the event Mr. Myers' employment is terminated by the company without "cause" or is terminated by Mr. Myers for "good reason," he will be entitled to receive a lump sum payment equal to his base salary for one year at the rate then in effect, if the remaining term of his agreement is one year or less, or his base salary for two years at the rate then in effect, if the remaining term of his agreement is greater than one year.

   The agreements also provide that if, within two years following a change in control of the company, the executive's employment is terminated by the company other than for "cause" or by the executive for "good reason," or the executive is terminated by the company within six months of a change in control at the request of the acquiror in anticipation of the change in control, the executive will be entitled to receive a lump sum severance amount equal to (a) in the case of Messrs. Conrad and Conrad, Jr., three years' base salary at the rate then in effect; (b) in the case of Mr. Hernandez, two years' base salary at the rate then in effect; and (c) in the case of Mr. Myers, three times the sum of
(i) his base salary at the rate then in effect plus (ii) the last bonus received during the preceding twelve months. In addition, the provisions which restrict the executive's competition with the company will no longer apply and, if any payment to an executive is deemed to be subject to the 20% excise tax on excess parachute payments, such executive will be made "whole" on a net after-tax basis.

   A "change in control" is generally defined to occur upon (1) the acquisition by any person (other than the company or an affiliate or a benefit plan thereof) of 30% or more of the total voting power of the company; (2) the approval by the company's stockholders of a merger, recapitalization, reorganization, sale of substantially all the assets of the company, or liquidation of the company; (3) a change in a majority of the members of the company's Board of Directors; or (4) the filing by the company of a report or proxy statement with the Securities and Exchange Commission disclosing that a change in the control of the company has, may, or will occur. Moreover, a "parachute payment" is generally defined as any payment made by the company in the nature of compensation that is contingent on a change in control of the company and includes the present value of the accelerations of vesting and the payment of options and other deferred compensation amounts upon a change in control. If the aggregate present value of the parachute payments to certain individuals, including executives, equals or exceeds three times that individual's "base amount" (generally, the individual's average annual compensation from the company for the five calendar years ending before the date of the change in control), then all parachute payment amounts in excess of the base amount are "excess" parachute payments. An individual will be subject to a 20% excise tax on excess parachute amounts and the company will not be entitled to a tax deduction for such payments.

   Transition Agreement with William H. Hidalgo; Transactions with Cecil A. Hernandez

   In connection with the employment of Mr. Myers as the company's new President and Chief Executive Officer, the company and Mr. Hidalgo entered into a transition agreement and terminated his employment agreement in August 2001. The transition agreement provided that Mr. Hidalgo would remain employed by the company as its President and Chief Executive Officer through August 26, 2001 and as Special Advisor to Mr. Myers through October 31, 2001. The transition agreement prohibits Mr. Hidalgo from competing with the company through October 31, 2002.

   Pursuant to the agreement, the company granted Mr. Hidalgo 132,820 shares of the company's common stock and, on February 28, 2002, paid a severance payment of $195,290 and bonus of $622,500. Options to purchase 285,957 shares of the company's common stock previously granted to Mr. Hidalgo and Mr. Hidalgo's $233,327 promissory note and accrued interest of $51,076 payable to the company were cancelled. In addition, on October 31, 2001, the company transferred a company automobile to Mr. Hidalgo, the fair market value of which was approximately $18,000 on the transfer date.

   Also in August 2001, the company and Mr. Hernandez, the company's Chief Financial Officer, entered into an agreement pursuant to which Mr. Hernandez was granted 44,261 shares of the company's common stock and, on February 28, 2002, was paid a bonus of $248,000. Options to purchase 114,043 shares of the company's common stock previously granted to Mr. Hernandez and Mr. Hernandez's $139,277 promissory note and accrued interest of $30,489 payable to the company were cancelled.

   Also pursuant to these agreements, Messrs. Hidalgo and Hernandez executed non-interest bearing notes payable to the company in the amount of their related tax withholding obligations. The notes were repaid on February 28, 2002 by way of an offset against their bonuses paid on that date. In addition, on August 20, 2001, the company purchased 14,071 shares and 5,612 shares of the company's common stock from Messrs. Hidalgo and Hernandez, respectively, at an above-market price of $6.47 per share, to assist them in meeting their tax obligations relating to the transactions. The closing sales price of the company's common stock on August 20, 2001, as reported by the Nasdaq Stock Market, was $6.18 per share.

PERFORMANCE GRAPH

   The following performance graph compares Conrad Industries' cumulative total stockholder return on its common stock to the cumulative total return of the S & P Smallcap 600 Index and to a peer group stock index which consists of publicly-traded companies in the shipbuilding and marine construction industries with market capitalizations similar to that of Conrad Industries. The companies that comprise the peer group index are: Todd Shipyards Corporation, Gulf Island Fabricators, Inc., and Universal Fabricators, Inc. The peer group used in the company's 2001 proxy statement included Friede Goldman Halter, Inc., which filed for bankruptcy in April 2001 and whose stock is no longer traded on the Nasdaq Stock Market. The company has replaced Friede Goldman Halter with Todd Shipyards Corporation in its peer group. The graph covers the period from June 10, 1998 (the initial trading date of the common stock) to December 31, 2001. The graph assumes that the value of the investment in Conrad Industries' common stock and each index was 100 at June 10, 1998 and that all dividends were reinvested.



                                    [Graph]

                                                   Cumulative Total Return
                                              ----------------------------------
                                              6/10/98 12/98 12/99  12/00  12/01
                                              ------- ----- ------ ------ ------
CONRAD INDUSTRIES, INC....................... 100.00  32.55  27.08  47.92  42.92
S & P SMALLCAP 600........................... 100.00  97.09 109.14 122.01 146.88
NEW PEER GROUP............................... 100.00  48.39  57.69  87.55  59.01
OLD PEER GROUP............................... 100.00  43.58  45.21  84.52  44.16

TRANSACTIONS WITH CERTAIN AFFILIATES

   During 2001, Conrad Industries purchased in its ordinary course of business certain components from Johnny's Propeller Shop, a company wholly owned by John
P. Conrad, Jr., Co-Chairman of the Board of Directors, in the aggregate amount of approximately $211,000. The company believes that such transactions were made on a competitive basis at market prices. In addition, Daniel Conrad, the son of John P. Conrad, Jr., is an employee of Conrad Industries and was paid aggregate compensation of $106,102 during 2001.

   During 2000 and through April 10, 2001, Conrad Shipyard, L.L.C., a subsidiary of Conrad Industries, advanced funds to PARCON, L.L.C., a company owned 25.03% by J. Parker Conrad, 37.54% by John P. Conrad, Jr. and 37.43% by Katherine Conrad Court. The largest aggregate amount outstanding at any time during the period was $370,189. As of April 10, 2001, the balance of $324,584 was represented by a promissory note due June 30, 2001 with an annual interest rate of 9%. This note was repaid in full on June 21, 2001. Between June 21, 2001 and April 9, 2002, the largest aggregate amount outstanding was $21,000. As of April 9, 2002, there was no outstanding balance due from PARCON, L.L.C. These transactions were approved by the disinterested directors of Conrad Industries.

   Michael J. Harris, a director of Conrad Industries, is a Managing Director of Morgan Keegan & Company, Inc. Morgan Keegan was the lead managing underwriter of the initial public offering of Conrad Industries, which was completed in June 1998, and has provided and may in the future provide financial advisory services to Conrad Industries.

STOCK OWNERSHIP BY CONRAD INDUSTRIES' LARGEST STOCKHOLDERS AND MANAGEMENT

   The following table presents certain information, as of March 31, 2002, regarding the beneficial ownership of the common stock of Conrad Industries (which includes shares that may be acquired upon the exercise of stock options vesting within 60 days) by:

  . each person who is known by the company to beneficially own more than five percent of the company's outstanding shares of common stock;

  .  each director of the company;

  . the company's chief executive officer and each of the other executive officers of Conrad Industries named in the Summary Compensation Table; and

  .  all current directors and executive officers of the company as a group.

   Except as described below, each of the persons listed in the table has sole voting and investment power with respect to the shares listed.

                                                                   % of Total
                                                                   Outstanding
                                                 Number of  Stock  (including
                Beneficial Owner                  Shares   Options  options)
------------------------------------------------ --------- ------- -----------
Cannell Capital LLC(1)..........................   851,500      0     11.8%
J. Parker Conrad(2)............................. 1,148,762      0     15.9%
John P. Conrad, Jr.(3).......................... 1,884,898      0     26.1%
Katherine C. Court(4)........................... 1,572,813      0     21.7%
Kenneth G. Myers, Jr............................     5,000      0        *
William H. Hidalgo(5)...........................   332,667      0      4.6%
Cecil A. Hernandez..............................   123,968      0      1.7%
Michael J. Harris(6)............................    13,000  5,000        *
Louis J. Michot, Jr.............................     1,533  5,000        *
Richard E. Roberson, Jr.........................     3,000  5,000        *
All directors and executive officers as a
 group(7) (7 persons)........................... 3,074,666 15,000     42.6%

--------
 * Less than one percent.
(1) Based on a Schedule 13G dated February 14, 2002 filed with the Securities and Exchange Commission, Cannell Capital LLC shares voting and investment power with respect to all shares shown. The address of Cannell Capital LLC is 150 California Street, Fifth Floor, San Francisco, California, 94111.
(2) Includes 105,495 shares held by The Conrad Family Foundation, of which Mr. Conrad and John P. Conrad, Jr. act as co-trustees.
(3) Includes 374,216 shares held by The John P. Conrad, Jr. Trust, 268,609 shares held by The Daniel T. Conrad Trust, 268,609 shares held by The Glenn Alan Conrad Trust and 268,609 shares held by The Kenneth C. Conrad Trust. Mr. Conrad, Jr. exercises voting and investment control over these shares as Trustee for each of these trusts. Also includes 105,495 shares held by The Conrad Family Foundation, of which Mr. Conrad and J. Parker Conrad act as co-trustees.
(4) Includes 459,161 shares held by The Katherine C. Court Trust and 275,497 shares held by The James P. Court Trust. Ms. Court exercises voting and investment control over these shares as Trustee for each of these trusts.
(5) Based on a Schedule 13G dated February 13, 2002 filed with the Securities and Exchange Commission.
(6) Includes 2,000 shares beneficially owned by Mr. Harris' daughters.
(7) Excludes shares beneficially owned by Katherine Court, who is the daughter of J. Parker Conrad and the sister of John P. Conrad, Jr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors and officers, and persons who own more than 10% of the company's common stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of common stock with the Securities and Exchange Commission and The Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Conrad Industries with copies of all such forms that they file.

   To the company's knowledge, based solely on the company's review of the copies of such reports received by Conrad Industries and on written representations by certain reporting persons that no reports on Form 5 were required, the company believes that during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with in a timely manner.

INDEPENDENT AUDITORS

   The Audit Committee has recommended to the Board of Directors, and the Board has approved, the retention of Deloitte & Touche LLP as Conrad Industries' independent auditors for fiscal year 2002. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions from stockholders attending the Annual Meeting.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

   Under the company's bylaws, if you wish to bring any matter (other than stockholder nominations of director candidates) before the 2003 Annual Meeting, you must notify the Secretary of Conrad Industries in writing between 60 and 90 days prior to the first anniversary of the 2002 Annual Meeting. However, if the date of the 2003 Annual Meeting of Stockholders is changed by more than 30 calendar days from the date contemplated at the time of this proxy statement, the notice must be received by us at least 45 days prior to the date the company intends to distribute the proxy statement with respect to such meeting. Conrad Industries plans to hold its 2003 Annual Meeting on May 22, 2003.

   Notices regarding each matter must contain:

  . a brief description of the business to be brought before the Annual Meeting and the reason for conducting the business at the Annual Meeting;

  . the name and address of record of the stockholder proposing the business;

  . the class and number of shares of stock that are beneficially owned by the stockholder; and

  . any material interest of the stockholder in the business to be conducted.

   If you do not provide the proper notice by March 24, 2003, the Chairman of the meeting may exclude the matter and thus, it will not be acted upon at the meeting. If the Chairman does not exclude the matter, the proxies may vote in the manner they believe appropriate, as the SEC's rules allow. Stockholders should refer to the company's bylaws for a more complete description of the requirements for stockholder proposals.

   For a stockholder proposal to be considered for possible inclusion in the proxy statement for the 2003 Annual Meeting, the proposal must be received by the Secretary of Conrad Industries no later than December 18, 2002. A nomination or proposal that does not supply adequate information about the nominee or proposal will be disregarded.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

   Conrad Industries' management does not currently intend to bring any proposals to the 2002 Annual Meeting other than the election of directors and the proposals described in this proxy statement. If new proposals requiring a vote of the stockholders are brought before the meeting in a proper manner, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgement.

2001 FORM 10-K

   A copy of Conrad Industries' Annual Report on Form 10-K, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to Cecil A. Hernandez, Chief Financial Officer and Secretary, Conrad Industries, Inc., 1501 Front Street, Morgan City, Louisiana 70381.

                                          By Order of the Board of Directors

                                          /s/ Cecil A. Hernandez
                                          Cecil A. Hernandez
                                          Secretary

April 17, 2002
Morgan City, Louisiana

                                                                         ANNEX A

                            CONRAD INDUSTRIES, INC.
                                2002 STOCK PLAN

   1. Purpose. The purpose of the 2002 Stock Plan (the "Plan") of Conrad Industries, Inc. ("Conrad") is to increase stockholder value and to advance the interests of Conrad and its subsidiaries (collectively, the "Company") by furnishing stock-based economic incentives (the "Incentives") designed to attract, retain, reward and motivate key employees, officers, directors, consultants and advisors to the Company and to strengthen the mutuality of interests between such persons and Conrad's stockholders. Incentives consist of opportunities to purchase or receive shares of common stock, $0.01 par value per share, of Conrad (the "Common Stock"), on terms determined under the Plan. As used in the Plan, the term "subsidiary" means any corporation, limited liability company or other entity, of which Conrad owns (directly or indirectly) within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.

   2. Administration.

       2.1 Composition. The Plan shall be administered by the Stock Incentive Committee of the Board of Directors of Conrad or such other committee as the Board of Directors shall determine (the "Committee"). The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") or any successor rule, and (b) qualify as an "outside director" under Section 162(m) of the Code ("Section 162(m)").

       2.2 Authority. The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with or provide notices to participants as to the terms of the Incentives (the "Incentive Agreements") and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof.

   3. Eligible Participants. Key employees and officers of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to
Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to set and modify the terms of the Incentives; provided, however, that the per share exercise price of any options granted by an officer, rather than by the Committee, shall be equal to the Fair Market Value (as defined in Section 11.11) of a share of Common Stock on the date of grant. Directors who are not also employees of the Company ("Outside Directors") may participate in the Plan only as specifically provided in Section 10 hereof.

   4. Types of Incentives. Incentives may be granted under the Plan to eligible participants in the forms of (a) incentive stock options; (b) non-qualified stock options; (c) restricted stock and (d) Other Stock-Based Awards (as defined in Section 8 hereof).

   5. Shares Subject to the Plan.

       5.1 Number of Shares. Subject to adjustment as provided in Section 11.5, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferees under the Plan shall be the sum of
(a) 400,000 shares, (b) any shares remaining available for future awards under the

Company's Amended and Restated 1998 Stock Plan (the "1998 Plan") as of the date the plan is approved by the stockholders of the Company; and (c) any shares that are represented by awards granted under the 1998 Plan that are forfeited, expire, or are canceled without delivery of shares or which result in the forfeiture of shares back to the Company, calculated as provided in Section
5.2. No further awards may be made under the 1998 Plan.

       5.2 Share Counting. To the extent any shares of Common Stock covered by a stock option are not delivered to a participant or permitted transferee because the Option is forfeited or canceled, or shares of Common Stock are not delivered because an Incentive is paid or settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan. In the event that shares of Common Stock are issued as an Incentive and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under the Plan. If the exercise price of any stock option granted under the Plan or the applicable withholding tax obligation is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

       5.3 Limitations on Awards. Subject to Section 11.5, the following additional limitations are imposed under the Plan:

     A. The maximum number of shares of Common Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 400,000 shares. Notwithstanding any other provision herein to the contrary, (i) all shares issuable under incentive stock options shall be counted against this limit and (ii) shares that are issued and are later forfeited, cancelled or reacquired by the Company, shares withheld to satisfy withholding tax obligations and shares delivered in payment of the option exercise price or withholding taxes shall have no effect on this limitation.

     B. The maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to any one individual during any one calendar-year period shall be 250,000.

       5.4 Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

   6. Stock Options. A stock option is a right to purchase shares of Common Stock from Conrad. Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

       6.1 Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 11.5; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant, except in case of a stock option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

       6.2 Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 11.5.

       6.3 Duration and Time for Exercise. The term of each stock option shall be determined by the Committee, but may not exceed ten years. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time, in addition to the automatic acceleration of stock options under Section 11.10.

       6.4 Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (i) the Fair Market Value (as defined in Section 11.11) of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (ii) the exercise price.

       6.5 Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery of shares of Common Stock which, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months, and which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; or (e) in such other manner as may be authorized from time to time by the Committee. In the case of delivery of an uncertified check in payment of the option exercise price, no shares shall be issued until the check has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a stockholder.

       6.6 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

     A. Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.

     B. All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

     C. No incentive stock options shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

     D. The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of Conrad or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, such options shall not be treated, for federal income tax purposes, as incentive stock options.

   7. Restricted Stock.

       7.1 Grant of Restricted Stock. The Committee may award shares of restricted stock to such eligible participants as the Committee determines pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as "performance-based compensation" under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 9 below and meet the additional requirements imposed by Section 162(m).

       7.2 The Restricted Period. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the "Restricted Period"). Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur as provided under Section
11.3 and under the conditions described in Section 11.10 hereof.

       7.3 Escrow. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

  The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Conrad Industries, Inc. 2002 Stock Plan (the "Plan"), and an agreement entered into between the registered owner and Conrad Industries, Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.

       7.4 Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

       7.5 Forfeiture. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 11.5 due to a recapitalization or other change in capitalization.

       7.6 Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant's estate, as the case may be.
       7.7 Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.

   8. Other Stock-Based Awards. The Committee may grant to eligible participants "Other Stock-Based Awards," which shall consist of awards (other than options or restricted stock described in Sections 6 and 7) the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a stockholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan. To the extent that an Other Stock-Based Award is intended to qualify as "performance-based compensation" under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 9 below and meet the additional requirements imposed by Section 162(m).

   9. Performance Goals for Section 162(m) Awards. To the extent that shares of restricted stock or Other Stock-Based Awards granted under the Plan are intended to qualify as "performance-based compensation" under Section 162(m), the vesting, grant or payment of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m). The performance goals pursuant to which such awards shall vest, be granted or be paid out shall be any or a combination of the following performance measures applied to the Company, Conrad, a division or a subsidiary: return on assets; an economic value added measure; stockholder return; earnings; earnings per share; earnings before deduction of interest, taxes, depreciation, amortization and non-cash compensation expense related to the issuance of stock and stock options to employees; profit margin; sales; stock price; return on equity; return on total capital; safety performance; reduction of expenses or increase in cash flow. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The performance goals may be subject to such adjustments as are specified in advance by the Committee.

   10. Stock Options for Outside Directors.

       10.1 Grant of Options. Effective on the date of the 2002 annual meeting of stockholders and for as long as the Plan remains in effect and shares of Common Stock remain available for issuance hereunder, the following grants shall be made to Outside Directors:

     A. If a person first joins the Board of Directors as an Outside Director on a date other than the annual meeting of stockholders of Conrad, such Outside Director shall be automatically granted on the date of joining the Board non-qualified stock options to purchase 1,000 shares of Common Stock, subject to increase under Section 10.2, and

     B. On the day following the annual meeting of stockholders of Conrad, each Outside Director shall be automatically granted non-qualified stock options to purchase 1,000 shares of Common Stock , subject to increase under Section 10.2.

       10.2 Increase in Outside Director Option Grant Levels. The Committee may, in its discretion, increase at any time during the effectiveness of the Plan the size of the option grants to Outside Directors provided in each of Sections 10.1A. and B. from 1,000 shares to no more than 5,000 shares.

       10.3 Exercisability of Stock Options. The stock options granted to Outside Directors under this Section 10 shall be immediately exercisable upon grant and shall expire ten years following the date of grant.

       10.4 Exercise Price. The Exercise Price of the stock options granted to Outside Directors shall be equal to the Fair Market Value, as defined herein, of a share of Common Stock on the date of grant. The Exercise Price may be paid as provided in Section 6.5 hereof.

       10.5 Exercise After Termination of Board Service. In the event an Outside Director ceases to serve on the Board, the stock options granted hereunder must be exercised within three months from termination of Board service, except: (a) if such termination results from the Outside Director's death or disability (as determined by the Committee), the options may be exercised by the participant, the participant's legal representative or the person to whom the participant's rights pass by will or the laws of descent or distribution, as the case may be, within one year from termination of Board service, and (b) if the participant's Board service terminates as a result of retirement (at age 65 or later or after having completed five or more years of service on the Board), the stock options may be exercised within five years from the date of termination of Board service. Notwithstanding the foregoing, no stock options may be exercised later than ten years after the date of grant.

   11. General.

       11.1 Duration. Subject to Section 11.9, the Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

       11.2 Transferability. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except:
(a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

       11.3 Effect of Termination of Employment or Death. Except as provided in
Section 10.5 with respect to Outside Directors, in the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

       11.4 Additional Conditions. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

       11.5 Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and all limitations on the number of shares that may be issued hereunder shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option and the performance objectives of any Incentive, shall also be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

       11.6 Withholding.

     A. The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the lapse of restrictions on Common Stock or the exercise of an option, the participant may, subject to disapproval by the Committee, satisfy this obligation in whole or in part by electing (the "Election") to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

     B. Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

       11.7 No Continued Employment. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

       11.8 Deferral Permitted. Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement.

       11.9 Amendments to or Termination of the Plan. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

     A. without the approval of the stockholders, (i) except for adjustments permitted herein, increase the maximum number of shares of Common Stock that may be issued through the Plan, (ii) materially increase the benefits accruing to participants under the Plan or (iii) materially expand the classes of persons eligible to participate in the Plan, or

     B. materially impair, without the consent of the recipient, an Incentive previously granted.

       11.10 Change of Control.

     A. A Change of Control shall mean:

       (i) the acquisition by any person of beneficial ownership, as defined in Rule 13d-3 under the 1934 Act ("Beneficial Ownership"), of 50% or more of the outstanding shares of the Common Stock or 50% or more of the combined voting power of Conrad's then outstanding securities entitled to vote generally in the election of directors; provided, however, that at any time that J. Parker Conrad, his spouse, children or grandchildren and any person that is controlled by any such persons (the "Conrad Family") cease to be the Beneficial Owners of an aggregate of 50% or more of the outstanding shares of the Common Stock or 50% or more of the combined voting power of Conrad's then outstanding securities entitled to vote generally in the election of directors, Change of Control shall mean the acquisition by any person of Beneficial Ownership of 30% or more of the outstanding shares of the Common Stock or 30% or more of the combined voting power of Conrad's then outstanding securities entitled to vote generally in the election of directors, and; further provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

         (a) any acquisition of Common Stock by the Company,

         (b) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or

         (c) any acquisition of Common Stock by any corporation or other entity pursuant to a Business Combination that does not constitute a Change of Control under Section 11.10(A)(iii) hereof; or

         (d) any acquisition by a member or members of the Conrad Family.

       (ii) individuals who, as of January 1, 2002, constituted the Board of Directors of Conrad (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by Conrad's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, (other than any individual whose nomination for election to Board membership was not endorsed by the Company's management prior to, or at the time of, such individual's initial nomination for election) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

       (iii) consummation of a reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of Conrad) or sale or other disposition of 50% or more of the total assets of the Company (a "Business Combination"); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business
    Combination:

         (a) the individuals and entities who were the beneficial owners of Conrad's outstanding Common Stock and Conrad's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect Beneficial Ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the "Post-Transaction Corporation"), and

         (b) except to the extent that such ownership existed prior to the Business Combination, no person (excluding J. Parker Conrad, John P. Conrad, Jr., Katherine C. Court, the Post-Transaction Corporation and any employee benefit plan or related trust of either Conrad, the Post-Transaction Corporation or any subsidiary of either corporation) Beneficially Owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the Post-Transaction Corporation or 20% or more of the combined voting power of the then outstanding voting securities of the Post-Transaction Corporation, and

         (c) at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

       (iv) approval by the stockholders of Conrad of a complete liquidation or dissolution of Conrad.

  For purposes of this Section 11.10, the term "person" shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that "person" shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

     B. Upon a Change of Control of the type described in clause (A)(i) or
  (A)(ii) of this Section 11.10 or immediately prior to any Change of Control of the type described in clause (A)(iii) or (A)(iv) of this Section 11.10, all outstanding Incentives granted pursuant to this Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall automatically lapse and, unless otherwise provided in the applicable Incentive Agreement, all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by Conrad without the necessity of action by any person. As used in the immediately preceding sentence, "immediately prior' to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the grantee to take all steps reasonably necessary (i) if an optionee, to exercise any such option fully and (ii) to deal with the shares purchased or acquired under any such option or any Other Stock-Based Award and any formerly restricted shares on which restrictions have lapsed so that all types of shares may be treated in the same manner in connection with the Change of Control as the shares of Common Stock of other stockholders.

     C. No later than 30 days after a Change of Control of the type described in subsections (A)(i) or (A)(ii) of this Section 11.10 and no later than 30 days after the approval by the Board of a Change of Control of the type described in subsections (A)(iii) or (A)(iv) of this Section 11.10, the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual participants and which may vary among Incentives held by any individual participant:

       (i) require that all outstanding options or Other Stock-Based Awards be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options and Other Stock-Based Awards and all rights of participants thereunder shall terminate,

       (ii) make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

       (iii) provide for mandatory conversion of some or all of the outstanding options or Other Stock-Based Awards held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options and Other Stock-Based Awards shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option or Other Stock-Based Award, as defined and calculated below, over the exercise price of such options or the exercise or base price of such Other Stock-Based Awards or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

       (iv) provide that thereafter, upon any exercise of an option or Other Stock-Based Award that entitles the holder to receive Common Stock, the holder shall be entitled to purchase or receive under such option or Other Stock-Based Award, in lieu of the number of shares of Common Stock then covered by such option or Other Stock-Based Award, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such option or Other Stock-Based Award.

     D. For the purposes of paragraph (iii) of Section 11.10(C), the "Change of Control Value" shall equal the amount determined by whichever of the following items is applicable:

       (i) the per share price to be paid to holders of Common Stock in any such merger, consolidation or other reorganization,

       (ii) the price per share offered to holders of Common Stock in any tender offer or exchange offer whereby a Change of Control takes place,

       (iii) in all other events, the fair market value per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options, or

       (iv) in the event that the consideration offered to stockholders of Conrad in any transaction described in this Section 11.10 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

       11.11 Definition of Fair Market Value. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

       11.12 Loans. In order to assist a participant in acquiring shares of Common Stock pursuant to an Incentive granted under this Plan, the Committee may authorize, at either the time of the grant of the Incentive, at the time of the acquisition of Common Stock pursuant to the Incentive, or at the time of the lapse of restrictions on shares of restricted stock granted under this Plan, the extension of a loan to the participant by the Company. The terms of any loans, including the interest rate, collateral and terms of repayment, will be subject to the discretion of the Committee. The maximum credit available hereunder shall be equal to the aggregate purchase price of the shares of Common Stock to be acquired pursuant to the Incentive plus the maximum tax liability that may be incurred in connection with the Incentive.

   This Plan is executed effective the       day of              , 2002.

                                          CONRAD INDUSTRIES, INC.

                                          By:__________________________________

                            CONRAD INDUSTRIES, INC.

                      2002 ANNUAL MEETING OF STOCKHOLDERS
        Solicited by the Board of Directors of Conrad Industries, Inc.

     The undersigned hereby appoints Kenneth G. Myers, Jr. and Cecil A. Hernandez, and each of them individually, as proxies, each with power to act without the other and with full power of substitution, to vote all shares of Common Stock of Conrad Industries, Inc. that the undersigned would be entitled to vote if personally present at the 2002 Annual Meeting of Stockholders to be held on May 23, 2002, at 9:00 a.m., local time, at the Petroleum Club of Morgan City, 500 Roderick Street, Morgan City, Louisiana, or at any adjournment or postponement thereof, on the proposals listed below, and, in their discretion, on any other matter that may properly come before the meeting, or any adjournment or postponement thereof, and any matter presented at the meeting which was not known to the Board of Directors a reasonable time before the solicitation of this proxy:

     Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

                      (To be signed on the reverse side)

                     Please date, sign and mail back your
                        proxy card as soon as possible!

                      2002 Annual Meeting of Stockholders
                            CONRAD INDUSTRIES, INC.

                                 May 23, 2002



              * Please Detach and Mail in the Envelope Provided *
--------------------------------------------------------------------------------

A.  [X] Please mark your
        votes as in this
        example.

                                        WITHHOLD
                                        AUTHORITY
                             FOR all     for all
                            nominees    nominees
                            listed at    listed
                              right     at right

PROPOSAL 1.  ELECTION OF       [ ]         [ ]    Nominees: Cecil A. Hernandez
             DIRECTORS.                                     Louis J. Michot, Jr.

to hold office until the 2005 Annual Meeting and until their successors are elected and qualified.

Instruction: To withhold authority to vote for any individual nominee or nominees, write the appropriate name or names in the space provided below.




                                                 FOR    AGAINST   ABSTAIN

PROPOSAL 2: APPROVAL OF THE 2002 STOCK PLAN.     [ ]      [ ]       [ ]

Please check the following box if you plan to attend the 2002       [ ]
Annual Meeting of Stockholders in person.

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

Please complete, sign and promptly mail this proxy card in the enclosed envelope.

Signature______________________________________    Dated:________________,  2002

NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc. should give their full titles.